Exhibit 10.1

MODIFICATION OF BUSINESS LOAN AGREEMENT

          THIS AGREEMENT is made this 30th day of June, 2003, between Commerce Bank/Shore, N.A., whose address is 1701 Route 70 East, Cherry Hill, New Jersey 08054 (hereinafter, the “Bank”) and Tellium, Inc., a Delaware corporation, whose address is 2 Crescent Place, Oceanport, New Jersey 07757 (the “Borrower”).

BACKGROUND STATEMENT OF FACTS

On June 1, 2000, Borrower and Bank executed a Business Loan Agreement (the “Loan Agreement”) which set forth the terms and conditions of a certain revolving line of credit loan described therein from the Bank to the Borrower in the original principal amount of up to $10,000,000.00 (the “Loan”); (Note:  All undefined capitalized words used herein shall have the same meaning as set forth in the Loan Agreement.).

          The Loan has evidenced by a Promissory Note in the amount of $10,000,000.00 dated June 1, 2000, as subsequently amended (the “Note”).

          The Borrower has previously requested extensions of the term of the Loan and the Bank has granted each such request.

          The Borrower has now requested an additional extension and modification of the terms of the Loan

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

          1.          Term:

     The parties agree that the term of the Loan shall be extended to expire on August 30, 2003.

          2.          Collateral:

          Notwithstanding anything to the contrary contained in this Agreement, the parties agree that all collateral, including Commerce Bank Certificate of Deposit #14827, shall remain pledged to the Bank as collateral for the Loan.

          3.          Fees:

     The parties agree to the payment by Borrower to Bank of the following fees in connection with this Agreement:

a)	The Bank shall not charge Borrower any fee in connection with the granting of this extension;

b)

At the time of issuance of any standby letter of credit as provided for herein, a fee equal to 1% per annum, plus any other standard fees and commissions routinely charged in connection therewith, as determined by the Bank in its sole discretion;

c)

At the time of issuance of any documentary letter of credit as provided for herein or any standard fees and commissions routinely charged in connection therewith, as determined by the Bank, in its sole discretion.

          4.          Letters of Credit:

a)

Standby Letter of Credit:  The parties agree that Borrower shall be entitled to request the issuance of one or more standby letters of credit, none of which shall expire later than the expiration of the term of the Loan on August 30, 2003;

b)

Documentary Letters of Credit:  The parties agree that Borrower shall be entitled to request the issuance of one or more documentary letters of credit, none of which shall expire later than the expiration of the term of the Loan August 30, 2003;

c)

The issuance of either standby or documentary letters of credit shall be requested by the Borrower on a form provided by Bank and directed to such office of Bank as is designated by Bank, no later than 12:00 noon (New Jersey time) on the day prior to the proposed issuance date; and

d)	The total amount of all outstanding standby letters of credit and documentary letters of credit shall not exceed $5,000,000.00.

          5.          Financial Statements:

     In consideration of the Bank’s execution of this Agreement, the Borrower agrees that it shall provide to Bank accountant prepared audited consolidated financial statements, with combining schedules of all companies in which Borrower has full or partial ownership, in form acceptable to Bank, within 120 days of the Borrower’s fiscal year-end.  Borrower further agrees to provide to Bank management prepared consolidated quarterly financial statements, with combining schedules, in form acceptable to Bank, within 45 days of the end of each fiscal quarter.

          6.          The parties hereto agree that, except as modified herein and in the Second Amendment To Promissory Note, the terms of the Loan Agreement, the Note and all the Related Documents, as described in the Loan Agreement, shall remain the same and are in full force and effect.

          7.          The within Agreement and the terms and provisions of this Agreement shall inure to the benefit of and be binding upon the respective parties, their successors and assigns.

          IN WITNESS WHEREOF, the parties hereto have set their hands and seals the day and year first above written.

Attest/Witness:	TELLUM, INC.

/s/	By:	/s/ MICHAEL J. LOSCH

Attest/Witness:	COMMERCE BANK, N.A.

/s/	By:	/s/ K. A. MALINA for

Cynthia A. Colucci, Vice President